UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2004

Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25955	01-0780204
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8
(Address of principal executive offices and zip code)

(905) 319-1237
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information

Item 2.03 - Creation of a Direct Financial Obligation

On April 30, 2004, Waste Services, Inc. entered into new senior secured credit facilities with a syndicate of lenders. The credit facilities consist of a five-year revolving credit facility in the amount of $60.0 million, a portion of which is available to its Canadian subsidiaries, and a seven-year term loan facility in the amount of $100.0 million. The credit facilities bear interest based upon a spread over base rate or Eurodollar loans, as defined, at the company's option. The credit facilities are secured by substantially all of Waste Services' assets and the assets of its U.S. restricted subsidiaries as well as the shares of capital stock of the U.S. restricted subsidiaries held by Waste Services and 65% of the common shares of the company's first tier non-U.S. subsidiaries. The portion of the revolving credit facility available to the company's Canadian subsidiaries is secured by substantially all of the assets of the company's Canadian subsidiaries.

The credit facilities contain certain financial and other covenants that restrict the company's ability to, among other things, make capital expenditures, incur indebtedness, incur liens, dispose of property, repay debt, pay dividends, repurchase shares, and make certain acquisitions. The financial covenants include (i) minimum consolidated interest coverage, (ii) maximum total leverage and (iii) maximum senior secured leverage.

On August 16, 2004, the company announced that it had failed to comply with the consolidated leverage ratio covenant and the consolidated interest coverage ratio covenant set forth in the credit facilities for the fiscal quarter ended June 30, 2004. On August 25, 2004, the company entered into an amendment and waiver agreement with the administrative agent for the lenders waiving compliance with these financial covenants until October 5, 2004.

On October 4, 2004, the company entered into an amendment to the credit agreement with the administrative agent for the lenders. The amendment includes changes to certain of the financial and other covenants contained in the credit facilities and increases the current interest rates payable on amounts outstanding. The amendment also requires the company to receive an equity investment of at least $7.5 million prior to March 28, 2005. On September 30, 2004, the company entered into a standby purchase agreement with Michael G. DeGroote pursuant to which the company may require Mr. DeGroote to purchase shares of common stock of the company for a purchase price of $7.5 million.

Section 9 Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits
(c)	Exhibits

	10.1	Second Amendment to Amended and Restated Credit Agreement dated as of October 4,
2004 among the Company, Waste Services (CA) Inc. and Lehman Commercial Paper
Inc., as administrative agent for the lenders.

	10.2	Standby Purchase Agreement dated as of September 30, 2004 between the Company and Michael G. DeGroote.

	99.1	Press Release issued October 4, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
WASTE SERVICES, INC.

By: /s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President,
General Counsel & Secretary
Date: October 5, 2004